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EXHIBIT 10.19

                PETROLEUM EXPLORATION PERMIT 38716
                     CROWN MINERALS ACT 1991

Pursuant  to Section 25 of the Crown Minerals Act 1991, I,
DOUGLAS LORIMER KIDD, Minister of Energy

Do Hereby
Grant          Marabella Enterprises Limited      52.80 percent
               Indo Overseas Exploration Limited  38.40 percent
               Euro Pacific Energy Pty Limited     8.80 percent

the exclusive right to explore for petroleum in the area described in the First Schedule and more particularly that delineated on the plan attached hereto.

This Exploration Permit is issued for a term of five years commencing on the date stated below. The Permit is granted subject to the Crown Minerals Act 1991 and any regulations made thereunder, and to the terms and conditions specified in the Second and Third Schedules hereto.

Dated at Wellington this 30th day of January 1996.

/s/ Doug Kidd
Hon Doug Kidd
Minister of Energy